UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Berry Global Group, Inc.

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BERRY GLOBAL GROUP, INC.101 OAKLEY STREET P.O. BOX 959EVANSVILLE, IN 47710-0959 VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxycards and annual reports electronically via e-mail or the Internet. To sign upfor electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E88926-P31262 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BERRY GLOBAL GROUP, INC.The Board of Directors recommends you vote FORthe following:1.Election of DirectorsNominees: For Against Abstain 1a. B. Evan Bayh !!! The Board of Directors recommends you vote FORproposals 2 and 3. For Against Abstain 1b. Jonathan F. Foster1c. Idalene F. Kesner1d. Carl J. Rickertsen1e. Ronald S. Rolfe !!!!!!!!!!!! 2.To ratify the selection of Ernst & Young LLP as Berry's!!!independent registered public accountants for the fiscalyear ending September 26, 2020.3.To approve, on an advisory, non-binding basis, our!!!executive compensation. 1f. Thomas E. Salmon !!! The Board of Directors recommends you vote AGAINSTproposal 4. For Against Abstain 1g. Paula A. Sneed1h. Robert A. Steele1i.Stephen E. Sterrett1j.Scott B. Ullem !!!!!!!!!!!! 4.To consider a stockholder proposal requesting the Board to take steps necessary to permit stockholders to act by written consent.NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address changes and/or comments, please check this box!and write them on the back where indicated.Please indicate if you plan to attend this meeting.!! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. YesNo Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.E88927-P31262BERRY GLOBAL GROUP, INC. Annual Meeting of Stockholders March 4, 2020 10:00 AM CSTThis proxy is solicited by the Board of DirectorsThe stockholder hereby appoints Thomas E. Salmon, Chief Executive Officer and Jason K. Greene, Executive Vice President and Chief Legal Officer, and each of them, the true and lawful proxies of the stockholder, with several powers of substitution, to each independently and without the other vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of BERRY GLOBAL GROUP, INC. to be held on March 4, 2020 and at any and all adjournments or postponements thereof, in accordance with the instructions on the reverse side, and in accordance with their best judgment in connection with such other business (including, in the event that any director nominee named in this proxy card is unwilling or unable to serve, the election of any substitute therefore) as may properly come before the Annual Meeting. The stockholder hereby revokes all prior proxies that the stockholder has given with respect to the Annual Meeting.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)Continued and to be signed on reverse side